Exhibit 99.1

Nimble Storage Announces First Quarter 2017 Results

•	Strong Customer Momentum in Recently Launched All Flash Arrays

•	Customer Base up 48% year-over-year; over 8,100 Customers Worldwide

•	Strong Growth in Large Deals; up 51% year-over-year

San Jose, Calif. – May 24, 2016 – Nimble Storage (NYSE: NMBL), the leader in predictive flash storage solutions, today reported financial results for the fiscal first quarter 2017. The company has released a discussion of these results by posting the current Shareholder Letter on its website at http://investors.nimblestorage.com.

“We saw strong customer and channel partner interest in our All Flash Arrays with deal sizes substantially above our overall average. All Flash Arrays accounted for 12% of our total array bookings during the first quarter after launch,” said Suresh Vasudevan, chief executive officer. “Our Unified Flash Fabric combines industry-leading All-Flash and Adaptive Flash arrays into a single architecture that accelerates every application at a total cost of ownership that is unmatched in the industry.”

“We delivered solid financial results in Q1 as we executed against our financial and operational plans as outlined last quarter. We saw steady progress in larger deals greater than $250K, which were up 51% year-over-year, and continued growth in our customer base, which was up 48% year-over-year,” said Anup Singh, chief financial officer.

First Quarter Fiscal 2017 Financial Highlights:

•	Total revenue increased 21% to $86.4 million for the first quarter of fiscal 2017, up from $71.3 million in the first quarter of fiscal 2016.

•	GAAP gross margin for the first quarter of fiscal 2017 was 63.4% compared to 65.2% in the first quarter of fiscal 2016.

•	Non-GAAP gross margin for the first quarter of fiscal 2017 was 65.7% compared to 67.6% in the first quarter of fiscal 2016.

•	GAAP operating loss was $42.2 million for the first quarter of fiscal 2017, compared to a loss of $28.9 million in the first quarter of fiscal 2016.

•	Non-GAAP operating loss was $19.7 million for the first quarter of fiscal 2017, compared to a loss of $7.9 million in the first quarter of fiscal 2016.

•	GAAP net loss for the first quarter of fiscal 2017 was $42.7 million, or $0.51 per basic and diluted share, compared with a net loss in the first quarter of fiscal 2016 of $29.0 million, or $0.38 per basic and diluted share.

•	Non-GAAP net loss for the first quarter of fiscal 2017 was $20.1 million, or $0.24 per basic and diluted share, compared with a net loss of $8.0 million in the first quarter of fiscal 2016, or $0.10 per basic and diluted share.

An explanation of non-GAAP measures and a reconciliation of non-GAAP to GAAP results are provided below.

Forward Outlook:

Nimble Storage provides guidance based on current market conditions and expectations. For the second quarter of fiscal 2017, Nimble Storage expects:

•	Total revenue in the range of $93.0 to $96.0 million

•	Non-GAAP operating loss in the range of $16.0 to $18.0 million

•	Non-GAAP net loss per basic and diluted share in the range of $0.19 to $0.21 based on weighted average shares outstanding of approximately 85.0 million

Business Highlights

•	Nimble Unveiled a New Series of Predictive All Flash Arrays. The Nimble AF-Series All Flash Arrays deliver absolute performance; superior scalability and non-stop availability at a total cost of ownership (TCO) that is up to 33 to 66 percent lower than competitive arrays. Powered by Samsung 3D V-NAND-based solid-state drives, the AF-Series scales capacity to new industry heights with up to 553TB of raw capacity in a 12U configuration with a single array and two expansion shelves.

•	Unified Flash Fabric Makes the Flash Data Center a Reality. The Nimble Unified Flash Fabric enables flash for all enterprise applications by unifying All Flash and Adaptive Flash arrays into a single consolidation architecture with common data services.

•	Introduced Innovative Business Model: Timeless Storage. The Timeless Guarantee provides investment protection and upgrade certainty with an option to receive a free faster controller upgrade after three years. The business model offers all-inclusive pricing with no forklift upgrades and the flexibility to purchase storage as a capital investment or as Storage on Demand service.

•	Inaugural Net Promoter Survey Yields Score of 85. In January 2016, Nimble executed its inaugural NPS customer survey and earned a score of 85, reflecting an outstanding customer experience with Nimble products and support.

•	Awarded 5-Star Rating in CRN’s 2016 Partner Program Guide. For two consecutive years Nimble has received the highest rating on CRN’s definitive listing of technology vendors that serve solution providers or provide products through the IT channel.

•	Global Survey Results Reveal the Impact of Application Performance Delays. The “Mind the Gap” report published by Nimble Storage in collaboration with Oxford Economics found that delays in propagating and refreshing application data (the app-data gap) can cause significant productivity drains and economic losses. U.S. companies may be losing as much as $7.5 billion of worker time annually due to delays and downtime.

•	Nimble InfoSight Research Shows More than 50% of Performance Issues are Non-Storage Related. “Can Machine Learning Prevent Application Downtime?” analyzes data collected by Nimble Storage and points to the most pertinent hurdles impacting the speed at which companies access the data that powers applications, showing that 54% of all issues have nothing to do with storage.

•	Obtained IBM Testing Certification for SVC. Nimble storage solutions are certified with IBM SAN Virtual Volume (SVC), offering joint customers additional options to deliver high availability, data protection and mobility for their mission critical applications.

Conference Call Information

As previously announced, Nimble Storage will host a live question and answer conference call and webcast today at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the first quarter of fiscal year 2017.

Interested parties may access the call by dialing 877-604-9673 in the U.S. or 719-325-4773 from international locations. In addition, a live audio webcast of the conference call will be available on the Nimble Storage Investor Relations website at http://investors.nimblestorage.com. The live webcast will be archived and available on this site for 45 days. A replay of the conference call will be available for 45 days. To access the replay, please dial 888-203-1112 and enter pass code 2350418. Callers outside the U.S. and Canada should dial 719-457-0820 and enter pass code 2350418.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Nimble Storage has disclosed in this release and the accompanying tables non-GAAP financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, or GAAP. The company provides non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow and adjusted EBITDA. In computing these non-GAAP financial measures, the company excludes the effects of stock-based compensation, which is a recurring non-cash expense for the company. The company has provided a reconciliation below of non-GAAP financial measures to the most directly comparable GAAP financial measures. A reconciliation of the Q2FY17 forward outlook for non-GAAP operating loss or non-GAAP net loss per basic and diluted share is not available without unreasonable efforts as the quantification of stock-based compensation expense requires additional inputs such as number of shares granted and market price, that are not ascertainable.

The company discloses these non-GAAP financial measures because they are key measures used by the company’s management and board of directors to understand and evaluate operating performance and trends, to prepare and approve the annual budget and to develop short-term and long-term operational and compensation plans. In particular, the exclusion of certain expenses in calculating non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the company’s business. Accordingly, the company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results in the same manner as the company’s management and board of directors.

Non-GAAP financial measures have limitations as analytical tools and, as such, should not be considered in isolation or as substitutes for analysis of the company’s results as reported under GAAP. Some of these limitations are:

•	Non-GAAP financial measures do not consider the potentially dilutive impact of equity-based compensation, which is an ongoing expense for the company; and

•	Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces their usefulness as comparative measures.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including our current beliefs and expectations concerning our future financial results, business plans, strategy and objectives, competitive position and industry environment.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to our future financial performance, which is inherently uncertain, unforeseen delays in product development or introduction, uncertainty around market acceptance of our solutions, our ability to increase sales of our solutions, including recently introduced products, our ability to attract and retain customers and to sell additional solutions to our existing customers, our ability to develop new solutions and bring them to market in a timely manner, pricing pressure (as a result of competition or otherwise), introduction of new technologies and products by other companies, changes in technologies, which could render our solutions less competitive, our ability to maintain, protect and enhance our brand and intellectual property, the effectiveness of our channel partners and sales team, our ability to convert leads into sales, our ability to recruit new or keep our existing key talent, global economic conditions, fluctuations in foreign currency rates and our ability to continue to expand our business and manage our growth. Moreover, we operate in very competitive and rapidly changing environments, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and other factors that could affect our financial results are included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither the company, nor any other person, assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations, except as required by law.

Nimble Storage Resources

•	Nimble Storage Website

•	Case Studies and Videos

•	Follow Nimble Storage on Twitter: @NimbleStorage

•	Follow Nimble Storage on LinkedIn

•	Visit Nimble Storage on Facebook

•	Visit the NimbleConnect Community

About Nimble Storage

Nimble Storage (NYSE: NMBL) is the leader in predictive flash storage solutions. Nimble offers a Predictive Flash platform that combines flash performance with predictive analytics to predict and prevent barriers to data velocity caused by complex IT infrastructure. Nimble customers experience absolute performance, non-stop availability and cloud-like agility that accelerate critical business processes. More than 8,100 enterprises, governments, and service providers have deployed the Nimble Predictive Flash Platform across more than 50 countries. For more information visit www.nimblestorage.com and follow us on Twitter: @nimblestorage.

Nimble Storage, the Nimble Storage logo, CASL, InfoSight, Timeless Storage, Data Velocity Delivered, Unified Flash Fabric and NimbleConnect are trademarks or registered trademarks of Nimble Storage, Inc. Other trade names or words used in this document are the properties of their respective owners.

Press Contact:

Kristalle Cooks

408-514-3313

Kristalle@nimblestorage.com

Investor Relations Contact:

Edelita Tichepco

408-514-3379

IR@nimblestorage.com

SOURCE: Nimble Storage

Nimble Storage, Inc.

Preliminary Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended April 30,
	2016	2015
	(Unaudited)	(Unaudited)
Revenue:
Product	$68,385	$60,193
Support and service	18,032	11,095

Total revenue	86,417	71,288
Cost of revenue:
Product (1)	23,791	19,141
Support and service (1)	7,807	5,652

Total cost of revenue	31,598	24,793
Total gross profit	54,819	46,495
Operating expenses:
Research and development (1)	26,147	21,709
Sales and marketing (1)	60,444	44,443
General and administrative (1)	10,442	9,261

Total operating expenses	97,033	75,413

Loss from operations	(42,214)	(28,918)
Interest income, net	73	68
Other income (expense), net	(224)	76

Loss before provision for income taxes	(42,365)	(28,774)
Provision for income taxes	317	212

Net loss	$(42,682)	$(28,986)

Net loss per share, basic and diluted	$(0.51)	$(0.38)

Weighted-average shares used to compute net loss per share, basic and diluted	83,154	76,506

(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$615	$545
Cost of support and service revenue	1,385	1,157
Research and development	6,146	5,431
Sales and marketing	10,613	10,111
General and administrative	3,788	3,741

Total stock-based compensation expense	$22,547	$20,985

Nimble Storage, Inc.

Preliminary Consolidated Balance Sheets

(In thousands)

	As of
	April 30, 2016	January 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$202,984	$211,160
Restricted cash, current	183	793
Accounts receivable, net	46,877	50,432
Inventories	15,483	15,994
Prepaid expenses and other current assets	6,263	5,212

Total current assets	271,790	283,591
Property and equipment, net	49,898	47,404
Restricted cash, non-current	79	74
Other long-term assets	803	680

Total assets	$322,570	$331,749

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,085	$24,330
Accrued compensation and benefits	16,933	19,325
Deferred revenue, current portion	58,191	54,580
Other current liabilities	8,595	8,933

Total current liabilities	109,804	107,168
Deferred revenue, non-current portion	62,017	60,265
Other long-term liabilities	8,334	8,708

Total liabilities	180,155	176,141

Commitments and contingencies
Stockholders’ equity:
Common stock	77	75
Additional paid-in capital	505,265	476,271
Accumulated other comprehensive loss	(238)	(731)
Accumulated deficit	(362,689)	(320,007)

Total stockholders’ equity	142,415	155,608

Total liabilities and stockholders’ equity	$322,570	$331,749

Nimble Storage, Inc.

Preliminary Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended April 30,
	2016	2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(42,682)	$(28,986)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,141	3,312
Stock-based compensation expense	22,547	20,985
Loss on disposal of property and equipment	89	—
Provision (recoveries) for allowance for doubtful accounts	38	(1)
Allowance for inventory reserves	(25)	25
Changes in operating assets and liabilities:
Accounts receivable	3,517	(8,982)
Inventories	(604)	(906)
Prepaid expenses and other assets	(1,211)	(199)
Short term restricted cash	610	—
Accounts payable	759	2,625
Deferred revenue	5,363	11,812
Accrued and other liabilities	(1,840)	(7,992)

Net cash used in operating activities	(8,298)	(8,307)
Cash flows from investing activities:
Purchase of property and equipment	(6,776)	(8,057)
Change in restricted cash	(5)	(2)

Net cash used in investing activities	(6,781)	(8,059)
Cash flows from financing activities:
Proceeds from exercise of stock options, net of repurchases	846	2,108
Proceeds from issuance of stock under employee stock purchase plan	5,568	7,201
Excess tax benefit from employee stock plans	—	124

Net cash provided by financing activities	6,414	9,433
Foreign exchange impact on cash and cash equivalents	489	(2)

Net decrease in cash and cash equivalents	(8,176)	(6,935)
Cash and cash equivalents, beginning of period	211,160	208,394

Cash and cash equivalents, end of period	$202,984	$201,459

Nimble Storage, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended April 30,
	2016	2015
GAAP gross margin	$54,819	$46,495
Stock-based compensation	2,000	1,702

Non-GAAP gross margin	$56,819	$48,197

GAAP operating margin	$(42,214)	$(28,918)
Stock-based compensation	22,547	20,985

Non-GAAP operating margin	$(19,667)	$(7,933)

GAAP net loss	$(42,682)	$(28,986)
Stock-based compensation	22,547	20,985

Non-GAAP net loss	$(20,135)	$(8,001)

Interest income, net	(73)	(68)
Provision for income taxes	317	212
Depreciation	5,141	3,312

Adjusted EBITDA	$(14,750)	$(4,545)

GAAP net loss per share, basic and diluted	$(0.51)	$(0.38)
Stock-based compensation	0.27	0.28

Non-GAAP net loss per share	$(0.24)	$(0.10)

Shares used to compute GAAP net loss per share, basic and diluted	83,154	76,506

Shares used to compute Non-GAAP net loss per share	83,154	76,506

GAAP net cash provided by operating activities	$(8,298)	$(8,307)
Purchase of property and equipment	(6,776)	(8,057)

Non-GAAP free cash flow	$(15,074)	$(16,364)